UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2006
LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA	70503

(Address of Principal Executive Offices)	(Zip Code)
(337) 233-1307

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Item 5.02(c) with respect to the material agreement attached to this Current Report on Form 8-K as Exhibit 10.1 is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c) On May 23, 2006, LHC Group, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that Barry E. Stewart, age 51, has been appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Stewart most recently served as the Chief Financial Officer of Rotech Healthcare Inc., a provider of home respiratory care and durable medical equipment and services to patients with breathing disorders, a position he held from July 2004 until May 2006. From January 2001 through April 2004, Mr. Stewart served as Chief Financial Officer of Evolved Digital Systems, a healthcare technology solutions company. Prior to joining Evolved Digital Systems, Mr. Stewart served as Vice President of Finance and Treasurer of Community Health Systems, Inc., an operator of general acute care hospitals in non-urban communities throughout the country. Mr. Stewart earned a Bachelor’s Degree in Business Administration at Northeast Louisiana University and holds an MBA from the University of Houston. Additionally, Mr. Stewart is a licensed CPA, as well as a Permanent Member of the Treasury Management Association. Mr. Stewart is also a member of the American Institute of Certified Public Accountants, the Tennessee Society of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Stewart currently serves as a director and the chairman of the audit committee of the Board of Directors for FloTek Industries, Inc., a publicly traded company engaged in oilfield solutions, headquartered in Houston, Texas. There are no family relationships between Mr. Stewart and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Stewart and any other person pursuant to which Mr. Stewart was selected as an executive officer of the Company.
     On May 18, 2006, the Company entered into a three year Employment Agreement with Mr. Stewart to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective June 1, 2006. Mr. Stewart will receive an annual base salary of $290,000, and his quarterly target bonus for each of the last two quarters of 2006 will be 12.5% of his annual base salary. His annual bonus in subsequent years will be determined by the Company, based upon a combination of Company and individual performance goals and targets established by the Company. In connection with the commencement of his employment, on June 1, 2006 Mr. Stewart will be granted 10,000 shares of restricted stock. In addition, Mr. Stewart will also be eligible to receive up to an additional 5,000 shares of restricted stock based on the Company’s attainment of certain earnings per share targets for the third and fourth quarters of the 2006 fiscal year. These additional shares of restricted stock will be issued on March 31, 2007. Upon issuance, all shares of restricted stock will vest 20% on each anniversary of the date granted. The Company will also provide Mr. Stewart with $25,000 in relocation assistance in connection with his move from Orlando, Florida to the Lafayette, Louisiana area.
     The above description of the Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     A copy of the Employment Agreement by and between the Company and Mr. Stewart is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     A copy of the Company’s press release announcing Mr. Stewart’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Keith G. Myers
Keith G. Myers, President and Chief Executive Officer

Dated: May 23, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement, effective June 1, 2006, by and between LHC Group, Inc. and Barry E. Stewart

99.1	Press Release, dated May 23, 2006, announcing Barry E. Stewart’s appointment as Senior Vice President, Chief Financial Officer and Treasurer of LHC Group, Inc.